UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2014
(December 18, 2014)

BROWN SHOE COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2014, Brown Shoe Company, Inc. (the “Company”) and certain of its subsidiaries (Sidney Rich Associates, Inc., Brown Group Retail, Inc., Brown Shoe International Corp., Buster Brown & Co., Bennett Footwear Group LLC and Edelman Shoe, Inc. (collectively with Brown Shoe, the “Co-Borrowers”)) and Brown Shoe Company of Canada Ltd (collectively with the Co-Borrowers, the “Loan Parties”) entered into a Fourth Amended and Restated Credit Agreement dated as of December 18, 2014 (the “Credit Agreement”) with a group of lenders named in the Credit Agreement (collectively, the “Lenders”). The Credit Agreement amended and restated the Third Amended and Restated Credit Agreement, dated as of January 7, 2011 (the “Former Credit Agreement”). The Credit Agreement matures on December 18, 2019.

The Credit Agreement provides for senior secured revolving credit facilities in an aggregate amount of up to $600.0 million, subject to the calculated borrowing base restrictions, which may be increased by up to $150.0 million from time to time during the term of the Credit Agreement, subject to the approval of the lenders assuming a portion thereof. Up to $100.0 million of the facilities may be used for the issuance of letters of credit and banker’s acceptances, and up to $50.0 million of the facilities may be used for the making of swingline loans. Borrowing availability under the Credit Agreement is limited to the lesser of the total commitments and the borrowing base (the “Loan Cap”), which is based on stated percentages of the sum of eligible accounts receivable, eligible inventory and eligible credit card receivables, less applicable reserves. As of December 18, 2014, the Company had approximately $13.3 million of credit extensions outstanding (including outstanding letters of credit), and approximately $565.3 million available for borrowing, under the Credit Agreement.

Interest on borrowings is at variable rates based on the LIBOR rate or the prime rate, as defined in the Credit Agreement plus a spread based upon the level of “excess availability” under the Credit Agreement (i.e., the excess, if any, of (a) the lesser of the then Loan Cap, over (b) the outstanding credit extensions). The interest rate and fees for letters of credit varies based upon the level of excess availability under the facility. There is an unused line fee payable on the excess availability under the facility and a letter of credit fee payable on the outstanding exposure under letters of credit.

The Loan Parties obligations under the Credit Agreement are guaranteed by each of the Loan Parties and are secured by a first priority security interest in all of their respective accounts receivable, inventory and certain other collateral, including all proceeds of such collateral.

The Credit Agreement limits the Company’s ability to create, incur, assume or permit to exist additional indebtedness and liens, make investments or specified payments, give guarantees, pay dividends, purchase its stock, make capital expenditures and merge or acquire or sell assets. In addition, certain additional covenants would be triggered if excess availability were to fall below specified levels, including fixed charge coverage ratio requirements. Furthermore, if excess availability falls below 12.5% of Loan Cap for three consecutive business days or an event of default occurs, the collateral agent may assume dominion and control over the Company’s cash (a “cash dominion event”) until such event of default is cured or waived or the excess availability exceeds such amount for 30 consecutive days, provided that a cash dominion event shall be deemed continuing (even if an event of default is no longer continuing and/or excess availability exceeds the required amount for thirty (30) consecutive business days) after a cash dominion event has occurred and been discontinued on two (2) occasions in any twelve (12) month period.

In the event that the Company has not repaid, repurchased or defeased its outstanding 7-1/8% Senior Notes due 2019 at least 45 days prior to their maturity, the Lenders will take a reserve for the then outstanding principal amount of such Senior Notes.

The Credit Agreement contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, certain events of bankruptcy and insolvency, judgment defaults and the failure of any guaranty or security document supporting the agreement to be in full force and effect. In addition, if the excess availability falls below the greater of (i) 10.0% of the lesser of Loan Cap and (ii) $50.0 million and the fixed charge coverage ratio is less than 1.0 to 1.0, the Company would be in default under the Credit Agreement.

Some of the Lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the Lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On December 18, 2014, the Company issued a press release (the “Press Release”) announcing the amendment and extension of its credit facility. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

 See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: December 19, 2014	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Fourth Amended and Restated Credit Agreement, dated as of December 18, 2014, among Brown Shoe Company, Inc., as lead borrower for itself and on behalf of certain of its subsidiaries, and the financial institutions party thereto.

99.1	Press Release issued December 18, 2014